Exhibit 10.24

CONTRATO DE TRABAJO ORDINARIO En Barcelona, Spain, a 3 de enero, 2013.	ORDINARY EMPLOYMENT AGREEMENT In Barcelona, Spain, on January 3, 2013.

REUNIDOS	THE UNDERSIGNED

DE UNA PARTE, Jay Schottenstein, en nombre y representación de la sociedad American Eagle NL Services Co B.V. (en adelante, la “Compañía”), con NIF. 8526.29.370, y domicilio a efectos de notificaciones Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands	ON THE ONE HAND, Jay Schottenstein in the name and on behalf of American Eagle NL Services Co B.V. (hereinafter, the “Company”), with Tax Identification Number 8526.29.370, domiciled for notification purposes at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands

Y DE OTRA PARTE, Marie Castellvi Depee, mayor de edad, con NIE nº X1678697L, y domicilio en Carrer del Bosc 6, Els Cards. 08812 San Perdro de Ribes. (Barcelona). España, actuando en su propio nombre y derecho (en adelante la “Empleada”).	ON THE OTHER HAND, Marie Castellvi Depee of legal age, bearer of Spanish N.I.E: X1678697L domiciled at Carrer del Bosc 6, Els Cards. 08812 San Perdro de Ribes. (Barcelona). Spain in the Employee’s own name and right (hereinafter, the “Employee”).

Ambos con capacidad suficiente al efecto, que recíprocamente se reconocen y otorgan el presente Contrato de Trabajo (en adelante, el “Contrato”).	Each acknowledging the other’s capacity to execute this Employment Agreement (hereinafter, the “Agreement”).

EXPONEN	WITNESSETH

Que es de interés de ambas partes establecer una relación laboral que se regulará de acuerdo con las siguientes:	Both parties wish to establish a labor relationship that is subject to the following

ESTIPULACIONES	CLAUSES

1. OBJETO/RESPONSABILIDADES FUNCIONES	1. PURPOSES / DUTIES

1.1 El objeto del presente Contrato será la realización, por parte de la Empleada, de las funciones propias del puesto de trabajo de “EVP Europe”.	1.1 The specific purpose of this Agreement shall be the rendering of duties for the job position of EVP—Europe.

1.2    La ejecución del trabajo convenido se llevará a cabo bajo la dirección de la Compañía, o de las personas que ésta pueda designar. La Empleada reportará a Jay Schottenstein, (“Chief Executive Officer”).

1.2 The work shall be carried out under the direction of the Company or any person who the Company may designate. The Employee will report to Jay Schottenstein, Chief Executive Officer.

2. DURACIÓN, EMPLEADOR, Y “SIGN-ON” BONUS	2. DURATION, EMPLOYER, AND SIGN-ON BONUS

2.1    El presente Contrato de trabajo surtirá sus efectos tan pronto como la Empleada pueda dimitir voluntariamente del puesto de trabajo que actualmente desarrolla para Claire’s.

A priori, el presente Contrato producirá sus efectos a partir del día 1 de mayo de 2014 (la “Fecha de Efectos”), salvo lo previsto en la siguiente estipulación, se pacta con carácter indefinido.

2.1    This Agreement shall be effective as soon as the Employee is able to voluntary resign from the position she currently holds in Claire’s.

Tentatively, this Agreement shall be effective as from May 1, 2014 (hereinafter, the “Effective Date”) and, except as provided in the following provision, shall have an indefinite duration.

a.      Los primeros cuatro (4) meses de trabajo se considerarán como período de prueba, durante el cual, cualquiera de las partes podrá dar por concluida la relación laboral, sin preaviso y sin derecho a ningún tipo de indemnización por despido.

b.      Ambas partes acuerdan que las situaciones de incapacidad temporal, maternidad, paternidad y adopción o acogimiento, que afecten a la Empleada durante el período de prueba, interrumpirán el cómputo del mismo.

a.      The first four (4) months of work shall be considered a trial period, during which either party may terminate the relationship without prior notice and without giving rise to any type of severance compensation.

b.      Both parties agree that the probationary period shall be suspended during the Employee’s absence due to sick leave, maternity leave, paternity leave and adoption or guardianship leave.

2.3    La Empleada ha sido informada de que las actividades que originariamente han sido desarrolladas por la Compañía serán transferidas a otra compañía dentro del Grupo de Empresas American Eagle que esta siendo constituida. Así, las partes acuerdan que cuando tal compañía sea constituida, la Empleada será efectivamente transferida a tal nueva compañía. Esta nueva entidad legal, se subrogará plenamente en los términos y condiciones aquí acordados por las partes.

2.3    The Employee has been informed that the activities originally developed by the Company will be transferred to another company belonging to the American Eagle Group of Companies that is being incorporated. Thus, the parties agree that when this company is incorporated, the Employee will be effectively transferred to this new company. This new legal entity will be fully subrogated in the terms and conditions hereby agreed by the parties.

2.4    La Empleada reconoce que la Compañía podría necesitar trasladarle a otras dependencias de la Compañía en los Países Bajos o el Reino Unido en el futuro y, en tal caso, su centro de trabajo, sería transferido a tal lugar de mutuo acuerdo.

En el caso de que la Compañía deba trasladar a la Empleada a los Países Bajos la Compañía acuerda abonar, directamente a la misma, o a una tercera parte, en nombre de la Empleada, los beneficios en relación con el traslado de la Empleada de conformidad con la Política de la Compañía sobre Traslado Internacional de Executivos.

En el caso de que la Compañía deba trasladar a la Empleada al Reino Unido, ella se beneficiará de los beneficios existentes para expatriados conforme a las políticas de la Compañía vigentes en cada momento.

2.4    The Employee acknowledges that the Company may need to relocate the Employee to other premises in the Netherlands or the United Kingdom in the future and in that event, the Employee’s place of work shall move to these premises upon mutual consent

Should the Company relocate the Employee to the Netherlands, the Company has agreed to pay directly to the Employee or to third parties on the Employee’s behalf, benefits in connection with the Employee’s relocation in accordance with the Company’s International Executive Relocation Policy.

Should the Company relocate the Employee to the United Kingdom, the Employee would benefit from the expatriate benefits as per the Company’s policy in force from time to time.

2.5    Bono de contratación excepcional:

a.      La Empleada recibirá un bono excepcional bruto de 200.000) DOS CIENTOS MIL EUROS BRUTOS que será abonado durante el primer mes, a contar desde, la fecha de inicio del contrato.

b.      A efectos aclaratorios, la Empleada no tendrá derecho a recibir el bono correspondiente de La Compañía si el presente contrato se extingue con anterioridad a las fecha de pago por cualquier causa.

c.      Adicionalmente, si el contrato se extingue durante el plazo de los 12 meses siguientes al inicio del Contrato de Trabajo, como consecuencia de la baja voluntaria de la Empleada o a su despido disciplinario procedente, la Empleada deberá devolver el 100% del bonus de contratación recibido.

2.5    Exceptional Sign-On Bonus:

a.      The Employee will receive an exceptional Sign-On Bonus payment of TWO HUNDRED THOUSAND GROSS EUROS 200,000) that will be paid within the first month of the Employee’s start date.

b.      For clarification purposes, the Employee will be ineligible to receive this Exceptional Sign-On Bonus from the Company if this Agreement is terminated prior to the payment date, irrespective of the cause of such termination.

c.      In addition, if the Employee voluntarily resigns or if the Company terminates the Employee’s Agreement with sufficient disciplinary cause (“despido procedente”) during the first 12 months of employment following the Employee’s start date, the Employee will be obligated to return the Sign-On Bonus to the Company at 100%.

d.      Si la Empleada abandona la Compañía tal y como se establece en el párrafo anterior, la Empleada autoriza a la Compañía a deducir, de las cantidades adeudadas a la misma, cualquier importe que la Empleada este obligada a restituir a la Compañía. La Empleada comprende que, si tales cantidades no son suficientes para reembolsar a la Compañía por la cantidad total que adeuda a la misma, la Empleada deberá proceder a abonar a la Compañía la cantidad restante. En el caso de que la Empleada no abone a la Compañía la cantidad restante en el plazo de los 30 días siguientes a la extinción del contrato de trabajo, la Empleada deberá abonar, igualmente, a la Compañía un interés del 1% anual sobre la cantidad total adeudada, a la finalización de tal plazo de 30 días.

e.      En el caso de que la Empleada incumpla sus obligaciones de reembolso establecidas en el párrafo precedente, igualmente, acuerda abonar a la Compañía los costes derivados de la reclamación de tales cantidades (incluyendo costes razonables de abogados y tasas judiciales).

f.       En todo caso, el bono de contratación excepcional no será considerado salario a efectos indemnizatorios ni a los efectos de cálculo de ningún beneficio o remuneración variable o en especie.

d.      If the Employee leaves the Company as stated above, the Employee authorizes the Company to deduct from monies otherwise due to the Employee, any amounts the Employee is obligated to pay. The Employee understands that if such monies are not sufficient to repay the full amount the Employee owes, the Employee will immediately pay the remainder owed to the Company. In the event that the Employee fails to pay the remaining amounts due within 30 days following the date employment is terminated, the Employee will also pay the Company interest at an annual rate of 1% over prime on all amounts that remain unpaid after the end of such 30 day period.

e.      In the event that the Employee fails to adhere to the repayment obligations as outlined herein, the Employee also agrees to pay the Company cost (including reasonable attorney’s fees and court costs) of collecting any amounts payable.

f.       In any case, the exceptional Sign-On Bonus will not be considered salary for severance compensation purposes nor for the purposes of calculating any benefits or variable or in kind remuneration.

3. JORNADA/ HORARIO/ VACACIONES	3. WORK SCHEDULE / HOLIDAYS

3.1 La jornada laboral y horarios serán los que establezca la Compañía de acuerdo con la legislación vigente.	3.1 The working hours and schedule will be those set by the Company in accordance with applicable law.

3.2    La Empleada tendrá derecho a un período anual de vacaciones de treinta (30) días laborables. Adicionalmente, en relación con el ejercicio fiscal 2014/2015, la Empleada tendrá derecho a 30 días laborables de vacaciones adicionales. El

3.2    The Employee shall be entitled to an annual holiday period of thirty (30) working days of vacation. Additionally, the Employee shall be entitled to (30) incremental working days of vacation to be used in 2014/2015 calendar years. How the holiday

régimen a seguir en supuesto de fraccionamiento y disfrute del periodo vacacional se determinará mediante acuerdo de las partes de conformidad con las disposiciones del Convenio Colectivo y la legislación que resulten de aplicación.

period may be divided and enjoyed will be determined by the parties’ agreement in accordance with applicable legislation and any applicable Collective Bargaining Agreement.

3.3    Durante el primer año de vigencia del Contrato de trabajo con American Eagle NL Services Co B.V., y en el supuesto de que éste se extinga con anterioridad al 31 de diciembre, el número de días de vacaciones será prorrateado sobre la base del período de los servicios prestados en el año natural.

3.3    During the first year of employment with American Eagle NL Services Co B.V., and in the event this Agreement is terminated prior to December 31st, the number of days of holidays shall be prorated on the basis of the actual period of services rendered in the calendar year.

4. RETRIBUCIÓN	4. REMUNERATION

4.1    La Empleada percibirá un salario fijo anual bruto (en adelante el “Salario Fijo”) de trescientos setenta y cinco mil euros (375.000€), cantidad que se entiende referida al período del año natural, por lo que, si la Empleada causase alta o baja en la Compañía en fecha distinta al comienzo o terminación del año natural, percibirá las cantidades efectivamente devengadas, proporcional-mente al tiempo trabajado en el mencionado año.

4.1    The Employee shall receive an annual gross fixed salary (hereinafter, the “Fixed Salary”) of three-hundred seventy-five thousand Euros (€375,000), referring to the calendar year, such that, should the Employee’s relationship commence or terminate on a date other than the beginning or end of the calendar year, the Employee shall receive any salary amounts actually earned and accrued, proportional to the time worked in that year.

4.2 El Salario Fijo antes mencionado se distribuirá en doce (12) mensualidades.	4.2 The aforementioned Fixed Salary shall be distributed in twelve (12) monthly instalments.

4.3    El Salario Fijo se acuerda como una cantidad total que incluye todos los conceptos exigidos por el Convenio Colectivo de aplicación, con independencia de la naturaleza de dichos conceptos. Por tanto, el Salario Fijo antes mencionado se distribuirá de conformidad con la regulación contenida en el Convenio Colectivo aplicable.

4.3    The Fixed Salary is agreed as a total amount of compensation that includes any and all amounts required by the applicable Collective Bargaining Agreement, regardless of the nature of those amounts. Therefore, the Fixed Salary shall be distributed according to the regulations set forth in the applicable Collective Bargaining Agreement.

4.4    Dicha retribución absorberá y compensará cualesquiera otras mejoras que se pudieran establecer en el futuro por el Convenio Colectivo que resulte de aplicación o cualquier otra disposición legal, en el caso de que aquellas mejoras no excedan en términos anuales, la remuneración establecida en el presente Contrato, de acuerdo con la legislación vigente.

4.4    Said remuneration shall absorb and compensate any salary increases established in the future by the applicable Collective Bargaining Agreement or another legal provision, provided that said increases do not exceed, in annual terms, the remuneration agreed on in this Agreement, in accordance with the legislation in force.

5. SALARIO VARIABLE	5. ANNUAL INCENTIVE COMPENSATION BONUS

5.1    La Empleada tendrá derecho a participar en un plan de retribución variable. Para el ejercicio fiscal 2014, la Empleada tendrá derecho a participar en un plan de bonus que le podría dar derecho a percibir un bonus equivalente al 65% (objetivo) del salario fijo de la Empleada mencionado en la clausula 4.1 (igual a 243.750 Euros) hasta un máximo del 130% del salario fijo de la Empleada mencionado en la clausula 4.1 (equivalente a 487.500 Euros). La Empleada podrá tener derecho a recibir el primer bonus correspondiente al ejercicio fiscal de la Compañía 2014 (Febrero 2014- Enero 2015) (a pagarse en la primavera de 2015).

5.1    The Employee will be entitled to participate in the Company’s variable salary scheme. For Fiscal year 2014, the Employee will be eligible to earn an incentive compensation bonus of 65% (Target) of the Employee’s fixed salary mentioned in clause 4.1 equal to 243,750 Euro with a maximum up to 130% of the Employee’s fixed salary mentioned in clause 4.1 equal to 487,500 Euro. The Employee will first be eligible to receive this bonus for the Company’s FY2014 (February 2014- January 2015) (to be paid in Spring, 2015).

5.2    En primavera de 2015, el bonus estará basado en el porcentaje del salario fijo percibido por la Empleada durante el ejercicio fiscal 2014. Para valorar el desempeño en cada año, la cuantía del Bonus será determinada a la sola discreción del equipo de dirección, basado en: [i] el Cumplimiento de objetivos de desempeño financiero y de imagen de marca de la Compañía, establecidos por el Comité de Compensación del Consejo de Administración (el “Comité”); and [ii] el nivel global de desempeño de la Empleada. Para recibir el Bonus Anual, la Empleada debe permanecer contratada por la Compañía o por cualquier filial o afiliada, hasta la fecha de abono del mismo.

5.2    The Spring, 2015 bonus will be based on a percentage of the Employee’s fixed actual wages earned during our 2014 fiscal year. For each performance year, the value of the Bonus will be determined in the sole discretion of management, based upon: [i] the achievement of the Company and Brand (where applicable) financial performance-based goals to be established by the Compensation Committee of the Board of Directors (the “Committee”); and [ii] the Employee’s overall level of performance. In order to be eligible to receive an Annual Incentive Compensation Bonus, the Employee must remain continuously employed by the Company or any of its subsidiaries or affiliates through the date the Bonus actually is paid.

6. BENEFICIOS	6. BENEFITS

6.1    La Empleada tendrá derecho a participar de los siguientes beneficios:

Un ayuda vehículo de Empresa por importe de 25.000 Euros anuales además del abono de la gasolina derivada del uso profesional, gastos de seguro y mantenimiento, de conformidad con la Política de Empresa aplicable en cada momento.

Adicionalmente, la Empleada podría tener derecho a participar en el Acuerdo de la Compañía sobre Cambio de Control (Company’s Change in Control Agreement), que será facilitado a la Empleada en documento aparte.

•        La Compañía pondrá a disposición de la Empleada y su familia un seguro médico y de vida con cobertura suplementaria hasta que el plan específico de la Compañía este disponible.

•        Adicionalmente, La Empleada tendrá derecho a percibir los beneficios que le correspondan en aplicación del programa de beneficios vigente en cada momento en la Compañía.

6.1    The Employee will be entitled to the following benefits:

A car allowance of 25,000 Euro gross annually plus expenses for gas for professional use, insurance, and maintenance according to the Car Policy applicable to the Company with periodic review.

In addition, the Employee may be eligible to participate in the Company’s Change in Control Agreement, which will be provided to the Employee separately.

•        The Company will reimburse family plan health care supplemental coverage and life insurance coverage until a Company sponsored plan is available.

•        Additionally, the Employee will be entitled to any benefits which may correspond to the Employee according to the Company’s benefits program applicable with periodic review.

7. GASTOS	7. REPRESENTATION EXPENSES

7.1    La Compañía reembolsará a la Empleada cualesquiera gastos razonables en los que ésta incurra en el ejercicio de sus tareas al amparo del presente Contrato. Para ello, la Empleada deberá presentar los recibos correspondientes a dichos gastos, así como cumplir con las reglas y políticas de Compañía relativas a gastos.

7.1    The Company will reimburse the Employee the reasonable expenses properly incurred by the Employee in the performance of the Employee’s duties under this Agreement subject to the Employee producing receipts in respect of such expenses, and to the Employee’s compliance with the Company’s rules and policies relating to expenses.

7.2 Los gastos así reembolsados por la Compañía no tendrán en ningún caso la consideración de salario.	7.2 Expenses reimbursed by the Company under this Clause should in no case be considered salary.

8. DEDUCCIONES LEGALES	8. LEGAL WITHHOLDINGS

8.1    De la remuneración pactada con la Empleada, se deducirán las cantidades que por contribuciones a la Seguridad Social, impuestos o cualquier otro tipo, establezcan las normas vigentes. La Empleada podría estar sometido a deducciones en varias jurisdicciones. El coste de tales deducciones será responsabilidad exclusiva de la Empleada.

8.1    The Company shall withhold from the Employee’s earnings any amounts established under the laws and regulations in force as payable by the Employee, including Social Security contributions, taxes, and any other deductions. Employee may be subjected to withholdings from multiple jurisdictions. Costs for all such withholdings are the sole responsibility of the employee.

9. LUGAR DE PRESTACIÓN DE LOS SERVICIOS	9. WORK PLACE

9.1 La Compañía, con anterioridad al inicio de la relación laboral ordinaria, identificará una oficina donde la Empleada pueda prestar sus servicios para la Compañía.

9.1    The Company, prior to the commencement of the ordinary employment relationship will identify a suitable office space in Barcelona where the Employee would be able to provide her services for the Company.

9.2    Como consecuencia del trabajo a desarrollar, la Compañía podrá exigir de la Empleada la realización de viajes, tanto dentro de España como en el extranjero, condición que la Empleada acepta expresamente cumplir.

9.3    Los viajes de negocios tendrán una duración media de 3 días por semana, dentro y fuera de España. Cuando sea acordado mutuamente, habrá situaciones donde se requiera que la Empleada realice viajes de mayor duración.

9.2    As a result of the work to be carried out, the Company may request the Employee to travel, whether in Spain or abroad, and the Employee shall comply with these terms.

9.3    Travel will normally average 3 days per week in Spain and abroad. When mutually agreed, there may be situations where longer travel will be required.

10. DERECHOS DE PROPIEDAD INDUSTRIAL E INTELECTUAL	10. INDUSTRIAL AND INTELLECTUAL PROPERTY RIGHTS

10.1 Si en el desempeño de las funciones relacionadas con su puesto de trabajo o utilizando los medios y/o conocimientos adquiridos en la Compañía, la Empleada desarrollase invenciones, diseños industriales, obras de propiedad intelectual o cualquier otro tipo de creaciones originales susceptibles de protección como obras de propiedad intelectual o industrial (en adelante las

10.1 If through the performance of functions relating to the Employee’s position or the Employee’s use of the resources and/or knowledge acquired in the Company, the Employee develops inventions, industrial designs, copyright works or any other type of original creation capable of being protected as a work of intellectual property (hereafter the “Works”), the Employee must immediately inform the Company in

Obras), deberá informar de ello inmediatamente a la Compañía por escrito, facilitando todos los datos que estén a su disposición. La Empleada reconoce que las Obras han sido desarrolladas en el marco de una relación laboral, por lo que pertenecen en exclusiva a la Compañía que podrá explotar las Obras mediante cualquier medio y formato en todo el mundo y por todo el plazo por el que los derechos permanezcan vigentes, sin que ello genere derecho económico alguno a su favor, por considerarse que ha sido satisfecho en virtud de la remuneración pactada en este Contrato.

writing, supplying all the information the Employee has at the Employee’s disposal. The Employee acknowledges that the Works have been developed in the context of an employment relationship, and that the Company has the exclusive right to exploit the Works through whatever means and format throughout the world and the period for which the rights remain in force, without the Employee being entitled to any kind of economic reward, as such reward is considered to have been satisfied by virtue of the remuneration agreed to in this Agreement.

10.2 La Empleada se compromete a colaborar con la Compañía, o con quien ésta designe, en la forma en que la Compañía estime pertinente, para proteger los derechos de la Compañía sobre las Obras, en todos los países del mundo. Los gastos en que se incurra para la protección de los derechos de propiedad industrial e intelectual serán de cuenta de la Compañía. La colaboración con la Compañía incluirá la divulgación de toda la información y datos relacionados con las Obras, así como la formalización de solicitudes, declaraciones y cualquier otro documento o acto que la Compañía considere necesario para poder solicitar, obtener y mantener dichos derechos sobre las Obras, así como para su defensa frente a cualquier infracción por parte de terceros y para formalizar su cesión en exclusiva y en su totalidad a favor de la Compañía, sus herederos, cesionarios o las personas que la Compañía designe. La obligación de la Empleada de formalizar y firmar cualquier tipo de documento o acto necesario para la protección de los derechos sobre las Obras, perdurará aún después de extinguido el presente Contrato y hasta la fecha de expiración de la vigencia de todos los derechos sobre las Obras.

10.2 The Employee agrees to collaborate with the Company, or with whoever may be appointed, in the manner that the Company considers appropriate, in order to protect the Company’s rights in the Works in all the countries of the world. The expenses incurred by the protection of the intellectual and industrial property rights will be met by the Company. Collaboration with the Company will include the disclosure of all the information and data related to the Works, as well as the formalisation of applications, declarations and any other kind of documents or acts that the Company considers necessary in order to apply for, obtain and maintain these rights in the Works, as well as their defence in relation to infringement by a third-party and the formalisation of the exclusive and universal transfer of the rights in favour of the Company, their successors, assignees or other such persons as the Company may so designate. The obligation of the Employee to formalise and sign any kind of document or act necessary for the protection of the rights in the Works will remain in force until the date of the expiration of all the rights in the Works despite termination of this Agreement.

10.3 Igualmente, la Empleada se compromete a no revelar el contenido de las Obras a ninguna persona ajena a la Compañía, sin la autorización expresa de la Compañía.	10.3 The Employee also undertakes not to disclose the content of the Works to any person outside the Company, without the express authorisation of the Company.

10.4 Por su parte, la Compañía se compromete a respetar, en todo momento, los derechos morales e irrenunciables de la Empleada sobre las Obras, según lo dispuesto en la legislación vigente.	10.4 The Company undertakes to respect, at all times, the moral rights and any other rights of the Employee in the Works that cannot be waived, as provided by the current legislation.

10.5 En Anexo A adjunto al presente Contrato, la Empleada enumera todas aquellas Obras existentes, que (a) fueron desarrolladas con anterioridad al momento de formalización del presente Contrato; (b) la Empleada afirma le pertenecen, y está interesado en conservar; y (c) están relacionados con el actual o futuro objeto social, productos o servicios de la Compañía. La Empleada afirma que dicha enumeración está completa. En caso de que dicha enumeración no se adjunte al presente Contrato o dicho Anexo A esté en blanco, la Empleada confirma que no existen dichas Obras en el momento de formalización del Contrato.

10.5 On Exhibit A attached hereto, Employee has listed all existing Works, by title, date, and description, that (a) was made prior to the Execution Date of this Agreement; (b) Employee asserts belongs to Employee, or in which Employee asserts and desires to retain an interest; and (c) relates to the Company’s actual or proposed business, products and/or services. Employee acknowledges and agrees that such list is complete. If no such list is attached to this Agreement or if Exhibit A is left blank, Employee represents that there are no such Works as of the Execution Date.

11. DEBERES ÉTICOS FUNDAMENTALES	11. FUNDAMENTAL ETHICAL DUTIES

11.1 La Empleada se ajustará, en el cumplimiento de sus cometidos y obligaciones, a los usos y costumbres habituales de la Compañía, cualquier compañía del grupo y del sector, respetando las políticas, procedimientos y normas de conducta de la Compañía y cualquier compañía del grupo, de aplicación en cada momento, cuyas previsiones se consideran integradas en sus obligaciones contractuales.

11.1 In performing the Employee’s tasks and obligations, the Employee shall adapt to the common uses and customs of the Company, the company group and the sector, complying with the policies, procedures and rules of conduct of the Company and the company group, as applicable from time to time, which are considered to form part of the Employee’s contractual obligations.

11.2 La Empleada no podrá, ni durante la vigencia de su relación laboral con la Compañía (salvo que así sea requerido por el ejercicio regular de sus funciones) , ni en ningún momento (sin limitación)	11.2 The Employee must not either during the Employee’s employment (except in the proper performance of the Employee’s duties) or at any time (without limit) after the termination of the Employee’s tras la extinción de su relación laboral, directa o indirectamente (a) utilizar para fines personales o relacionados con cualquier otra persona, compañía, entidad u organización de cualquier tipo, o (b) revelar a cualquier persona, compañía, entidad u organización de ningún tipo, cualesquiera secretos comerciales o información confidencial relativa o perteneciente a la Compañía o cualquier compañía del grupo.

employment, directly or indirectly (a) use for the Employee’s own purposes or those of any other person, company, business entity or other organization whatsoever, or (b) disclose to any person, company, business entity or other organization whatsoever, any trade secrets or confidential information relating or belonging to the Company or any group company.

11.3 Este tipo de información incluye a efectos ilustrativos pero no limitativos, información relativa a clientes, listados o requerimientos de clientes, métodos relativos a la prestación de servicios al cliente, listados o estructuras de precios, actividades, estrategias y planes de negocio, listados de empleados, directivos, administradores o contratistas y detalle de los sistemas de remuneración y condiciones de contratación/ vinculación, información y planes financieros, detalles de propuestas relativas a adquisiciones o actos de disposición realizados por la Compañía o cualquier compañía del grupo, diseños, fórmulas, líneas de producto, actividades de investigación, prototipos, servicios, códigos fuente y sistemas informáticos, software, cualquier documento marcado como “Confidencial” (o con una expresión similar), o cualquier información de cuyo carácter confidencial se haya informado a la Empleada o respecto de la cual la Empleada pueda razonablemente esperar que la Compañía considera confidencial, o cualquier información que se haya proporcionado a la Compañía o a cualquier compañía del grupo de forma confidencial por parte de clientes actuales y potenciales, proveedores u otras personas.

11.3 This type of information includes but is not limited to any such information relating to customers, customer lists or requirements, methodologies relating to the delivery of client services, price lists or pricing structures, business development activities, strategies and plans, lists of employees, officers or contractors and details of remuneration packages and terms of employment / engagement, financial information and plans, details of proposals relating to acquisitions or disposals by the Company or any group company, designs, formulae, product lines, research activities, prototypes, services, source codes and computer systems, software, any document marked “Confidential” (or with a similar expression), or any information that the Employee has been told is confidential or that the Employee might reasonably expect the Company would regard as confidential, or any information that has been given to the Company or any group company in confidence by customers, prospective customers, suppliers or other persons.

11.4 Los secretos comerciales e información confidencial deberán preservar tal condición hasta que pasen a ser de dominio público por cualquier medio distinto de la revelación no autorizada de la misma por cualquier persona.

11.4 The trade secrets and confidential information shall remain confidential unless and until they enter the public domain, other than by way of unauthorized disclosure by any person.

12. LEY DE PRACTICAS CORRUPTAS EN EL EXTRANJERO/	12. ANTI-BRIBERY COMPLIANCE

12.1 La Empleada se compromete a cumplir con la normativa de cualquier rango, vigente en cada momento, que resulte aplicable a la relación laboral que mantiene con la Compañía, incluyendo sin carácter limitativo, cualquier legislación local relativa a cohecho o corrupción en el sector público o privado (por ejemplo, los artículos 419 a 427, Capítulo V, Título XIX, Libro II, de la Ley Orgánica 10/1995; los artículos 31 bis y 286 bis del Código Penal español), la Ley Anti-corrupción del Reino Unido del año 2010 (“UK Bribery Act 2010”) y la Ley estadounidense de Prácticas Corruptas en el Extranjero (“United States Foreign Corrupt Practices Act”).

12.1 The Employee agrees to comply with all applicable laws, regulations, and governmental orders, now or hereafter in effect, relating to the Employee’s employment with the Company, including but not limited to local public and private sector bribery laws (such as Sections 419 to 427, Chapter V, Title XIX, Book II, of Organic Law 10/1995; Sections 31 bis and 286 bis of the Spanish Criminal Code), the UK Bribery Act 2010, and the United States Foreign Corrupt Practices Act.

12.2 La Empleada confirma que ha leído y comprendido las provisiones dispuestas en el Código de Conducta y políticas de Compañía (“Code of Ethics), en sus políticas internas, en la Ley estadounidense de Prácticas Corruptas en el Extranjero “United States Foreign Corrupt Practices Act” (“FCPA”), y acepta cumplir con las provisiones allí contenidas.

12.2 The Employee confirms that the Employee has read, understood, and agrees to fully comply with the Company’s Code of Ethics, and all applicable Company policies and the United States Foreign Corrupt Practices Act (“FCPA”).

12.3 Sin ánimo de limitar el alcance de las anteriores manifestaciones, la Empleada garantiza expresamente que, ni durante su relación laboral con la Compañía ni con anterioridad al mismo, ha realizado o realizará ningún pago, entrega u oferta, ni ninguna promesa de pago o entrega de cualquier suma dineraria o cualesquiera otros objetos de valor, directa o indirectamente a favor o en beneficio de: (i) cualquier autoridad, funcionario público nacional o internacional, partido político o candidato a un cargo político; o (ii) cualquier otra persona, compañía,

12.3 Without limiting the generality of the foregoing, the Employee represents and warrants that the Employee has not, and shall not at any time during the Employee’s employment with the Company, pay, give, or offer or promise to pay or give, any money or any other thing of value, directly or indirectly, to, or for the benefit of: (i) any authority government official, political party, candidate for political office; or public international organization or (ii) any other person, firm, corporation or other entity, with knowledge that some or all of that money or other thing of value will be corporación o entidad que tenga conocimiento de que parte o la totalidad de la suma dineraria u objeto de valor se pagará, entregara, ofrecerá o prometerá a autoridad, funcionario público nacional o internacional, partido político o candidato a un cargo político, con la finalidad de obtener o retener cualquier negocio, o para obtener cualquier otra ventaja ilícita en relación con el negocio de a Compañía. Asimismo, la Empleada garantiza expresamente que durante su relación laboral con la Compañía, no ha realizado o realizará ningún pago, entrega u oferta, o promesa de pago o entrega, de cualquier suma dineraria o cualesquiera otros objetos de valor, directa o indirectamente a favor o en beneficio de cualquier persona o entidad, de carácter público o privado, situada en cualquier lugar del mundo, con la finalidad de obtener o retener cualquier negocio, o para obtener cualquier otra ventaja ilícita en relación con el negocio de la Compañía.

paid, given, offered or promised to an authority, government official, political party, candidate for political office, or public international organization, for the purpose of obtaining or retaining any business, or to obtain any other unfair advantage, in connection with the Company’s business. The Employee further represents and warrants that the Employee has not, and shall not at any time during the Employee’s employment with the Company, pay, give, offer or promise to pay or give, accept, or promise to accept any money or any other thing of value, directly or indirectly, to or from any person or entity, public or private, located anywhere in the world, for the purpose of obtaining or retaining any business, or to obtain any other unfair advantage, in connection with the Company’s business.

13. DILIGENCIA	13. DILIGENCE

13.1 La Empleada realizará las funciones propias de su cometido en la forma establecida por la Compañía, de acuerdo siempre con sus instrucciones y comprometiéndose a prestar el máximo interés y entrega en el desempeño de las mismas.

13.1 The Employee shall render the services proper to the Employee’s position in the manner established by the Company, always in accordance with its instructions, and committing himself to offer the Employee’s utmost interest and dedication in carrying out the same.

14. PROTECCIÓN DE DATOS	14. DATA PROTECTION

14.1 De conformidad con lo dispuesto en la Ley Orgánica 15/1999 de Protección de Datos de Carácter Personal, la Empleada por la presente declara que conoce y acepta que la Compañía u otras Compañías del Grupo conservarán y procesarán datos relativos a él (los “Datos Personales”) (que la Compañía podrá recoger por escrito, electrónicamente o de cualquier otro modo) incluyendo, a meros efectos enunciativos, el nombre, dirección particular, número de tarjeta de la seguridad social, permisos de trabajo, salario y beneficios.

14.1 For the purposes of the Spanish Data Protection Act 15/1999, the Employee hereby agrees and gives the Employee’s consent to the processing of personal data by the Company or other Group Companies relating to the Employee (which the Company may obtain or hold in any form, whether in writing, electronically or otherwise), including but not limited to, the name, address, number of the social security card, residence and work permits, expertise, salary and benefits (“Personal Data”).

14.2 Los Datos Personales se conservarán y procesarán para fines relacionados con la relación empleador / empleado, incluyendo sin carácter limitativo: salario y revisiones salariales, y otros beneficios (tales como planes de pensiones, seguro de vida, médico y de viajes), así como con el objeto de mejorar los sistemas de seguridad y cumplimiento de obligaciones contractuales y legales (tales como retenciones de Impuesto sobre la Renta de Personas Físicas y contribuciones a la Seguridad Social) y mantenimiento de registros de baja por enfermedad y maternidad a los meros efectos del cumplimiento de obligaciones laborales y de Seguridad Social.

14.2 Personal Data is processed for purposes connected with the employer/employee relationship, including, but not limited to: the payment and review of salaries and other benefits (such as pension plans and medical, life and travel insurance), facilitating appraisals, maintaining sickness and maternity leaves records exclusively to comply with labor and Social Security obligations, and also more generally to maintain and improve security systems and ensure compliance with its legal and contractual obligations such (as income tax withholdings and Social Security contributions).

14.3 La Compañía podrá periódicamente solicitar a la Empleada la revisión y actualización de los Datos Personales que sobre él se mantengan en el fichero de empleados de la Compañía. No obstante lo anterior, la Empleada tendrá el derecho a revisar, actualizar y cancelar sus datos personales en cualquier momento, mediante solicitud dirigida al Departamento de Recursos Humanos de la Compañía. Asimismo, la Empleada podrá oponerse a alguna de las finalidades del tratamiento de sus datos, mediante solicitud dirigida al Departamento indicado más arriba.

14.3 The Company may ask the Employee to review and update the Personal Data held in the Employee’s database from time to time. Notwithstanding the foregoing, the Employee will have the right to review, update and cancel the Employee’s Personal Data at any time, upon request to the Human Resources Department of the Company. Additionally, the Employee can oppose any of the purposes with which the Employee’s data is processed, upon request to the Department indicated above.

14.4 La Empleada conoce y acepta expresamente que la Compañía puede en cualquier momento poner los Datos Personales a disposición de otras compañías del grupo en otros países, ya sean compañías localizadas en la Unión Europea o en otros países, algunos de los cuales pueden no ofrecer un nivel de protección equivalente al que existe en la Unión Europea, para fines de gestión de recursos humanos.

14.4 The Employee expressly acknowledges and agrees that the Company may periodically make the Personal Data available to other group companies, which may be located in the European Union and elsewhere, including countries that may not offer an equivalent level of protection to that applicable in the European Union, for purposes of human resources management.

14.5 La Empleada asimismo declara conocer y aceptar que la Compañía puede requerir poner los Datos Personales o parte de ellos a disposición de las autoridades competentes (incluyendo autoridades fiscales), contables, auditores, abogados y otros asesores externos.

14.5 Moreover, the Employee acknowledges and agrees that the Company may, from time to time, make available some or part of the Personal Data to legal and regulatory authorities (including the tax authorities), to its accountants, auditors, lawyers and other outside professional advisers and to third parties supplying products or services to the Company.

14.6 Sin perjuicio de lo dispuesto anteriormente, los Datos Personales de salud de la Empleada necesarios para el cumplimiento de obligaciones laborales y de Seguridad Social, no serán objeto de cesiones ni transferencias internacionales.

14.6 Without prejudice to the foregoing, the health related Personal Data of the Employee necessary for the compliance with labour and Social Security obligations may not be assigned or transferred abroad.

14.7 Igualmente la Compañía podría procesar los Datos Personales de los familiares, dependientes y conocidos de la Empleada, para los siguientes fines: (i) aviso en situaciones de emergencia y; (ii) contratación de pólizas de seguros de vida, médicos y de viaje y otros planes otorgados por la Compañía. Los Datos Personales de las personas designadas por la Empleada como beneficiarios de los seguros de vida y otros planes concedidos por la Compañía podrán ser puestos a disposición de compañías para contactarles en el supuesto de fallecimiento de la Empleada. Con la firma del presente documento la Empleada confirma que ha notificado a estas personas que ha comunicado sus Datos Personales a la Compañía y que ellos otorgan su consentimiento para el tratamiento y transferencia (cuando sea precisa) de sus Datos Personales para los citados propósitos.

14.7 In addition, the Company will process personal data about the Employee’s dependants, relatives and friends for the following purposes: (i) for emergency contact; and (ii) medical, life and travel insurance contracts and other plans granted by the Company. The personal data of such persons designated by the Employee as the Employee’s beneficiaries of the life insurance and other plans granted by the Company may be made available to companies for contact purposes in case of death of the Employee. By signing this Agreement, the Employee confirms that those persons are aware that the Employee has provided the Employee’s data to the Company and furthermore that the Employee consents to the Company storing, transferring (where necessary) and using the Employee’s data for the purposes for which the Employee provided such data.

15. EXTINCIÓN DEL CONTRATO	15. TERMINATION

15.1 La extinción del Contrato por cualquier causa se regulará de acuerdo con los términos y las condiciones establecidos por la legislación española aplicable.	15.1 Termination of the Agreement for any cause will be governed by the terms and conditions set forth by applicable Spanish law.

15.2 La dimisión voluntaria de la Empleada requerirá un periodo de preaviso de seis (6) meses. En el supuesto de que la Empleada incumpla el periodo de preaviso estipulado, la Empleada se compromete a abonar a la Compañía una compensación equivalente a un día de salario por cada día de preaviso omitido. La Empleada autoriza expresamente a la Compañía para que deduzca dicha compensación del importe de su liquidación final de haberes.

15.2 The Employee’s voluntary resignation shall require a notice period of six (6) months In the event the Employee fails to provide the stipulated notice, the Employee agrees to pay the Company compensation in an amount equal to one day of salary per each day of notice period omitted. The Employee expressly agrees and accepts that the Company may deduct said compensation from the Employee’s final liquidation payment.

15.3 En el momento de la extinción del Contrato de trabajo, la Empleada deberá devolver inmediatamente a la Compañía todos los objetos pertenecientes a la misma y/o a su matriz u otras Compañías relacionadas con la Compañía, que todavía mantenga en su poder, así como toda la documentación correspondiente a asuntos de las mencionadas compañías, incluyendo, sin limitación: hardware, software, discos magnéticos, llaves, tarjetas de crédito, bocetos, muestras, notas, impresos, borradores (independiente-mente de cómo hayan sido almacenados), así como todas las copias y otros documentos incluidas copias a carbón. La Empleada no tendrá derecho a retener estos objetos y documentos.

15.3 Upon termination of this Agreement, the Employee shall immediately return to the Company in their entirety, all objects belonging to the Company and/or a Group Company that are still in the Employee’s possession, as well as all documents concerning matters of the aforementioned companies, including without limitation, hardware, software, magnetic discs, keys, credit cards, sketches, samples, printed matter, notes, drafts, and other documents (whatever the medium of storing such information), as well as all copies including carbon copies. The Employee has no right to withhold such objects and documents.

15.4 Asimismo, en el momento de la extinción del Contrato de trabajo, la Empleada deberá borrar de forma inmediata e irreversible, cualquier información relativa a la actividad de la Compañía que tuviese almacenada en cualquier disco o memoria magnética u óptica, así como todo tipo de materiales que se encuentren bajo su posesión, custodia, cuidado o control, fuera de las dependencias de la Compañía y que, por no estar contenidos en un soporte físico, no pueda devolver o almacenar en los equipos de la Compañía, y acreditará el cumplimiento de la referida obligación en caso de ser requerido para ello por la Compañía.

15.4 Additionally, upon termination of this Agreement, the Employee shall immediately and irretrievably delete any information relating to the business of the Company stored on any magnetic or optical disc or memory and all matter derived therefrom that is in the Employee’s possession, custody, care or control outside the premises of the Company and that is not in a physical form capable of being returned to the Company or stored on Company equipment such as a laptop computer, and shall produce such evidence of compliance with this obligation as the Company may require.

15.5 El incumplimiento de estas obligaciones asumidas por la Empleada a la fecha de extinción del Contrato dará lugar a las responsabilidades legales pertinentes.	15.5 Breach of these obligations upon termination of this Agreement shall give rise to the corresponding legal responsibilities.

16. OTROS ACUERDOS	16. OTHER AGREEMENTS

16.1 La Empleada manifiesta expresamente que no existe contrato ni acuerdo alguno que pudiera impedir o dificultar su prestación de servicios a la Compañía a tiempo completo. La validez del presente Contrato se encuentra condicionada a la capacidad de la Empleada para trabajar sin infringir ningún pacto de no competencia o cualesquiera pactos o contratos similares.

16.1 The Employee hereby declares that no contract or agreement currently exists that would prevent the Employee from or interfere with the Employee’s rendering of services to the Company on a full time basis. This Agreement is conditional upon the Employee’s ability to perform the Employee’s services without infringing any no compete covenant or similar covenants and/or agreements.

16.2 La Empleada reconoce y acepta que no usará o revelará conscientemente información confidencial, concerniente al negocio o secretos industriales, o secretos comerciales obtenidos como consecuencia de su previa prestación de servicios para el anterior empleador, salvo que fuera expresamente autorizado para ello, por su(s) previos empleador(es). La Empleada debe entender que esta provisión de este Contrato debe ser considerada como una instrucción expresa de la Compañía para que no use o revele esta información, en infracción o violación, de las garantías y acuerdos de la Empleada.

16.2 The Employee further represents and agrees that the Employee will not knowingly use or otherwise disclose any confidential, business and proprietary or trade secret information obtained as a result of any prior employment, unless specifically authorized to do so by the Employee’s former employer(s). The Employee should clearly understand that this provision should be regarded as this Company’s explicit instruction for the Employee not to use or disclose this information in breach and / or violation of the Employee’s representations and agreement.

17. NULIDAD PARCIAL	17. SEVERABILITY

17.1 En el supuesto de que, por cualquier razón, alguna o algunas de las cláusulas del presente Contrato resultasen inaplicables en el futuro, la invalidez repercutirá exclusivamente sobre la cláusula en cuestión, siendo plenamente válido el resto del Contrato.

17.1 In the event that, for any reason, any one or more provisions of this Agreement are found to be unenforceable in the future, the remainder of this Agreement shall remain fully valid and enforceable.

18. ÚNICO CONTRATO	18. ENTIRE AGREEMENT

18.1 El presente Contrato sustituye a cualesquiera cartas de oferta, acuerdos o comunicaciones anteriores, ya sean verbales o escritos en relación con todas y cada una de las relaciones contractuales existentes o que hubiesen existido entre las partes (incluyendo con otras compañías del grupo American Eagle Outfitters), y constituye el único contrato válido existente entre las partes. Para la validez de cualquier modificación del presente Contrato, ésta deberá constar por escrito en el mismo, junto con las firmas tanto de la Empleada como de la Compañía.

18.1 This Agreement supersedes any prior offer letters, agreements, communications, whether oral or written with respect to any and all prior or existing contractual relationships between the parties (including with other companies of the American Eagle Outfitters company group), and constitutes the only valid agreement existing between the parties. In order for any modification to this Agreement to be valid, it must be made in writing in the same and must be signed by both the Employee and the Company.

19. NORMAS LABORALES	19. LABOUR RULES

19.1 En todo lo no pactado en el presente Contrato, se estará a lo establecido en el Estatuto de los Trabajadores y el Comercio Textil.	19.1 Any and all aspects not addressed in this Agreement shall be governed by the Spanish Labour Act and the Textile Industry Commerce CBA.

20. IDIOMA	20. LANGUAGE

20.1 Este Contrato se ha firmado en inglés y en español. En el supuesto de que surja alguna discrepancia entre ambas versiones, prevalecerá la versión en español.	20.1 This Agreement has been signed in both English and Spanish. In the event any discrepancies should arise between the two versions, the Spanish version shall prevail.

21. SEGURIDAD Y SALUD	21. HEALTH AND SAFETY REGULATIONS

21.1 La Compañía, en cumplimiento de la normativa existente sobre seguridad y salud laboral, realizará la evaluación genérica de los riesgos potenciales de la prestación de los servicios de la Empleada. Esta evaluación, o cualquiera que pudiera ser preceptiva por Ley, será realizada por la compañía que tiene contratada la Compañía a estos fines.

21.1 In compliance with current regulations governing health and safety in the workplace, the Company shall make a general assessment of the potential risks involved in the performance of the Employee’s duties. This assessment, or any other required by law, shall be carried out through a company contracted by the Company to evaluate health and safety risks in the workplace.

21.2 La Empleada deberá prestar su absoluta colaboración en todo aspecto que fuere necesario, en relación con la prevención de los riesgos laborales, debiendo recibir la formación necesaria, en su caso, y seguir las instrucciones que en materia de seguridad laboral dictase la Compañía de acuerdo con la normativa vigente, obligándose ésta al pago de cualquier gasto en que deba incurrir la Empleada para su cumplimiento.

21.2 The Employee must fully cooperate whenever necessary in all matters related to occupational hazard prevention and shall receive the necessary training, as applicable, and observe the instructions on health and safety in the workplace given by the Company, in accordance with the applicable legislation. The Company shall be responsible for all expenses incurred by the Employee as a result of the Employee’s compliance with the above.

22. HERRAMIENTAS DE TRABAJO	22. WORKING EQUIPMENT

22.1 Para la prestación de los servicios, la Compañía entregará a la Empleada herramientas y equipos tales como un ordenador portátil y un teléfono móvil propiedad de la Compañía, suficientes para la correcta realización de los cometidos que tiene asignados la Empleada, comprometiéndose la Empleada a mantener dicho equipamiento en perfecto estado, según su uso y vida útil.

22.1 For the Employee to render services, the Company shall provide the Employee with equipment and tools such as a laptop and mobile phone which shall be the property of the Company, so that the Employee may adequately provide the Employee’s assigned duties. The Employee shall ensure that such equipment is kept in a good condition taking into account ordinary wear and tear.

22.2 Las partes acuerdan que, en caso de extinción del Contrato de trabajo, suspensión del mismo, o causa de excedencia o enfermedad de una duración superior a cuarenta y cinco (45) días, la Empleada deberá devolver a la Compañía las herramientas de trabajo descritas anteriormente en un plazo no superior a veinticuatro (24) horas desde la fecha de la mencionada extinción o suspensión, o desde que la excedencia o enfermedad supere los cuarenta y cinco (45) días, en su caso.

22.2 The parties agree that in the event of the termination or suspension of the Employee’s employment contract or a period of leave of absence or illness exceeding forty-five (45) days, the Employee shall return the aforementioned equipment to the Company, within a maximum term of twenty-four (24) hours as of the date of such termination or suspension, or as of the date upon which the leave of absence or illness exceeds forty-five (45) days, as the case may be.

22.3 Las reparaciones que pudieran necesitar los equipamientos que la Compañía cede a la Empleada, serán por cuenta y cargo de la Compañía, siempre que las mismas no se deriven de usos no permitidos a la Empleada, debiendo la Empleada notificar a ésta cualquier incidencia o desperfecto que sufrieran las citadas herramientas en el momento de su detección.

22.3 The cost of any necessary repairs to the equipment provided by the Company to the Employee shall be paid by the Company, provided such repairs are not due to the Employee’s misuse of said equipment, and the Employee shall immediately notify the Company of all incidents or damage thereto.

22.4 En el supuesto que la Empleada necesitase algún equipamiento adicional, deberá realizar una petición a la Compañía, que será analizada según la política interna de la misma.	22.4 In the event that the Employee needs any additional equipment, the Employee shall make a request to the Company, which shall be reviewed in accordance with the Company’s internal policy..

22.5 La Empleada usará el sistema informático únicamente para fines relacionados con la actividad de la Compañía y su trabajo en la misma. Sin perjuicio de lo establecido en el siguiente apartado, se permite un uso personal moderado de las herramientas para fines distintos de los mencionados.

22.5 The Employee shall use the referred computer equipment solely for purposes related to the Company’s business and the Employee’s work. Without prejudice of the next paragraph, the Employee is authorized to moderately use the equipment for personal purposes.

22.6 La Empleada, con la firma del presente Contrato, reconoce que todos los archivos, informes, correspondencia vía e-mail, software y, en general, cualesquiera otros datos o información de cualquier tipo que hayan sido generados o se encuentren en el sistema informático son propiedad de la Compañía y podrán ser usados por la misma para cualquier propósito dentro de los límites legalmente permitidos, y autoriza expresamente a la Compañía para acceder a la información referida.

22.6 By signing this agreement, the Employee acknowledges that the files, reports, e-mail correspondence, software, and in general, any other data or information of any nature whatsoever created or filed on the Employee’s computer system belong to the Company and may be used by the Company for any legal purpose, and expressly authorizes the Company to access such information.

22.7 La Compañía tendrá el derecho de requerir a la Empleada, la puesta a disposición inmediata del equipamiento de su propiedad, siempre y cuando no perjudique el cumplimiento efectivo de sus obligaciones contractuales.

22.7 The Company shall be entitled to request that the Employee immediately return said Company equipment, provided it does not hinder the effective fulfillment by the Employee of the Employee’s contractual obligations.

24. OBLIGACIONES ADICIONALES DE LAS PARTES	24. ADDITIONAL OBLIGATIONS

Las partes establecen, como obligaciones adicionales a las generales establecidas en la normativa laboral, las siguientes:	In addition to those obligations of a general nature set forth by employment law, the parties establish the following obligations:

24.1 Para la Empleada:	24.1 For the Employee:

a.      Para preservar la garantía y conservación de la información propiedad de la Compañía, la Empleada, deberá realizar copias de seguridad (back-up) de la información contenida en los archivos de los equipos propiedad de la Compañía con la periodicidad y con el procedimiento, que sea establecido en su momento. De este mismo modo, la Compañía podrá acceder a los archivos existentes en su red informática interna, aún cuando éstos se encuentren físicamente en el terminal de la Empleada.

a       In order to ensure the security of the information belonging to the Company, the Employee must keep back-up copies of information held on the files stored on the Company’s equipment, at the intervals and according to the procedure established at any given time. Similarly, the Company may access the files existing on its internal network, even though they are physically recorded on the Employee’s terminal.

b.      La Empleada deberá observar todas las normas internas de procedimiento y actuación que sean dictadas por la Compañía en su debido momento, de las que deberá ser previamente informado con claridad, precisión y antelación suficiente.

b. The Employee shall comply with all internal rules on procedure and conduct duly issued by the Company, and which must be notified to the Employee in advance, with sufficient clarity and accuracy.

c. Las evaluaciones del desempeño tendrán generalmente lugar en Marzo. La Empleada podrá tener derecho a recibir la primera evaluación para un incremento salarial por mérito en la primavera de 2015.	c. Performance appraisals generally take place in March. The Employee will be eligible to receive the Employee’s first evaluation for merit consideration in Spring, 2015.

24.2 Para la Compañía:	24.2 For the Company:

a. La Compañía deberá asistir a la Empleada con todos los medios necesarios para llevar a cabo la efectiva prestación de los servicios objeto del presente Contrato.	a. The Company shall make every effort to assist the Employee so that the Employee may effectively provide the services covered under this agreement.

b.      Todos los gastos de mantenimiento, así como los productos consumibles del equipamiento telemático-informático (papel de impresión, tóner de impresora....) serán reembolsados por la Compañía, siempre previa aportación de la factura justificativa a nombre de la Compañía de conformidad con lo previsto en la Política de Gastos de la Compañía.

b.      Any maintenance expenses, and/or materials necessary for the functioning of the computer equipment (paper for the printer, toner ….) shall be reimbursed by the Company, provided the Employee provides the relevant invoice issued in the name of the Company in adherence with the Company Expense Policy.

25. NO INDUCCIÓN Y NO COMPETENCIA POST CONTRACTUAL	25. NON SOLICITATION AND POST CONTRACTUAL NON COMPETITION

25.1 En base a la naturaleza de las funciones que debe realizar la Empleada y que son objeto del presente Contrato, y debido a las circunstancias especiales del sector en el que opera la Compañía, ambas partes acuerdan que la Empleada no podrá, durante la vigencia de este Contrato y

25.1 Due to the nature of the duties to be performed under this Agreement, and due to the special circumstances of the Company within the sector in which it operates, both parties agree that the Employee shall not, during the term of this Agreement and for the duration of the post durante el plazo de vigencia de las restricciones post contractuales establecidas en la presente Cláusula, prestar servicios directa o indirectamente como empleado, contratista independiente, directivo, administrador, accionista, prestamista, representante de ventas u otros a cualquier empresa o negocio que compita directamente con la Compañía en España.

De conformidad con lo anterior, producida la extinción del Contrato de Trabajo, la Empleada no prestará sus servicios directa o indirectamente para las siguientes compañías (incluyendo a título enunciativo, no limitativo):

Gap, Old Navy, Abercrombie & Ftich, Hollister, Aeropostale, Forever 21, Rue 21, Express, Buckle, Limited, Victorias Secret, VS Pink, Pacific Sunwear, J.Crew, Banana Republic, Inditex, S.A., Fast Retailing Co., Ltd, and H&M Hennes & Mauritz AB.

contractual non-compete restrictions agreed under this Clause, render services directly or indirectly as an employee, independent contractor, officer, director, shareholder, lender, sales representative or otherwise, to any company or business competing directly with the Company in Spain.

In light with the above, upon termination of the Employment Contract, the Employee would not provide directly or indirectly her services for the following companies (including by not limited to):

Gap, Old Navy, Abercrombie & Ftich, Hollister, Aeropostale, Forever 21, Rue 21, Express, Buckle, Limited, Victorias Secret, VS Pink, Pacific Sunwear, J.Crew, Banana Republic, Inditex, S.A., Fast Retailing Co., Ltd, and H&M Hennes & Mauritz AB.

25.2 Asimismo, la Empleada acepta que durante el transcurso de la relación laboral regulada en el presente Contrato y durante el plazo de vigencia de las restricciones post contractuales establecidas en la presente Cláusula, no podrá, ni por cuenta propia ni en representación de otra persona, entidad, compañía o organización, ya sea directa o indirectamente, desvincular o tratar de desvincular de la Compañía a ninguna persona, entidad o compañía que, en la fecha de extinción del presente Contrato, sea un cliente actual o potencial de la Compañía, o un empleado de ésta. Adicionalmente, la Empleada no podrá interferir en la actividad de suministro de productos o de prestación de servicios a la Compañía que desarrolle cualquiera de sus proveedores, ni inducir a éstos para que cesen o pongan fin a dicha actividad en el futuro.

25.2 Likewise, the Employee hereby agrees that during the Employee’s employment term hereunder and for the duration of the post contractual no compete restrictions agreed under this Clause, for whatever reason, the Employee shall not, either on the Employee’s own account or on behalf of any other person, firm, company or organization, directly or indirectly, solicit or endeavor to entice away from the Company any person, firm or company who is at the date of termination of this Agreement, an existing or prospective client of the Company, or an employee of the Company. In addition, the Employee shall not interfere with the supply of goods or services to the Company from any supplier, or induce any supplier to the Company to cease or decline to supply such goods or services in the future.

25.3 Las obligaciones previstas en la presente Cláusula permanecerán vigentes durante el plazo de 12 meses en relación con la obligación de no competencia postcontractual y 18 meses la de no solicitación años a contar desde la extinción del presente Contrato, cualquiera que sea la causa de extinción del mismo.

25.3 The post-contractual duties provided in this Clause shall be applicable for a period of up to a maximum of 12 months for non-competition and 18 months for non-solicitation as from the date this Agreement is terminated, regardless of the reason for the termination.

25.4 La Empleada, por cada mes de vigencia que dicha obligación de no competencia post contractual sea efectiva (12 meses tras la extinción del contrato de trabajo), percibirá una cantidad equivalente al 100% del salario fijo mensual bruto que viniera percibiendo al momento de la extinción del Contrato.

25.4 The Employee shall, for each month that the non-competition obligation is in force (i.e. 12 as from the termination of the employment contract), receive an amount equal to 100% of the monthly gross fixed salary that the Employee was receiving at the time the Agreement is terminated.

25.5 Si la Empleada incumpliera las obligaciones establecidas en la presente Cláusula, éste deberá devolver a la Compañía la compensación abonada, además de las cantidades que se pudieran derivar de los daños y perjuicios ocasionados, y que serán establecidos por la jurisdicción competente. Adicionalmente, la Compañía dejará de abonar inmediatamente a la Empleada la compensación pactada en esta Cláusula.

25.5 If the Employee fails to comply with these obligations, the Employee shall return any compensation paid by the Company, as well as any amounts which could result from the damages caused, which shall be established by the courts of law. In addition, the Company will immediately cease paying the Employee the compensation agreed under this Clause.

LA EMPLEADA DECLARA HABER LEÍDO EL PRESENTE ACUERDO, COMPRENDER SU CONTENIDO Y ACEPTARLO EN SU INTEGRIDAD, NO TENIENDO RESERVA ALGUNA AL RESPECTO.	THE EMPLOYEE EXPRESSLY DECLARES THAT THE EMPLOYEE HAS READ THIS AGREEMENT, ACKNOWLEDGES ITS CONTENT AND ACCEPTS IT COMPLETELY WITH NO RESERVATIONS ABOUT IT.

En cuyos términos ambas partes contratantes firman el presente Contrato por triplicado a un solo efecto en la ciudad y fecha arriba indicados.	IN WITNESS WHEREOF, the parties sign this Agreement in triplicate and to one effect in the place and the date here-above mentioned.

LA COMPAÑÍA Fdo. Jay Schottenstein, Chief Executive Officer	/s/ Jay L. Schottenstein THE COMPANY By: Jay Schottenstein, Chief Executive Officer	1/29/14 Date

LA EMPLEADA Fdo. Dª. Marie Castellvi Depee	/s/ Marie Castellvi Depee THE EMPLOYEE Marie Castellvi Depee	1/29/14 Date